SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              BANKFIRST CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Tennessee
                             (State of Organization)

                                   58-1790903
                     (I.R.S. Employer Identification Number)

                                625 Market Street
                           Knoxville, Tennessee 37902

                                 (423) 595-1100
     (Address and Phone Number of Registrants= Principal Executive Offices)

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [X]

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [ ]

Securities  Act  registration  statement file number to which this form relates:
333-57147

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                 Name Of Each Exchange On Which
        To Be So Registered                 Each Class Is To Be Registered
        -------------------                 ------------------------------
           Common Stock                         Nasdaq National Market

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE

Item 1.  Description of Registrant's Securities to be Registered

      The full and complete description of the securities covered by this Registration Statement contained in the Section "Description of Capital Stock" on page 56 of the Prospectus filed as part of the Form S-1 Amended Registration Statement (Registration No. 333-57147) with the Securities and Exchange Commission, is incorporated into this Registration Statement by reference as if fully set forth herein. Any subsequent prospectuses filed as amendments to the Form S-4 Registration Statement (Registration No. 333-52051), shall be deemed to be incorporated into the Registration Statement by reference as if fully set forth herein.

Item 2.  Exhibits

      The securities described herein are to be registered pursuant to Section 12(b) of the Act. Accordingly, attached are the following exhibits, required in accordance with to the Instructions as to Exhibits on Form 8-A.

None.

                                   SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

                                           BANKFIRST CORPORATION

August 17, 1998                            By: /s/ Fred R. Lawson
                                               -------------------------------
                                                   Fred R. Lawson, President and
                                                   Chief Executive Officer